As filed with the Securities and Exchange Commission on March 18, 2015

Registration No. 333-184559

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE

AMENDMENT NO. 2

TO

FORM F-10

REGISTRATION STATEMENT

Under The

Securities Act of 1933

BROOKFIELD RESIDENTIAL

PROPERTIES INC.

(Exact name of registrant as specified in charter)

Ontario, Canada	N/A
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

4906 Richard Road S.W.

Calgary, Alberta, Canada

T3E 6L1

(403) 231-8900

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Brookfield Residential Properties Inc.

Attn: Craig Laurie

4906 Richard Road S.W.

Calgary, Alberta, Canada T3E 6L1

(403) 231-8900

(Name, address, and telephone number, including area code, of agent for service)

Copies to:

Shane Pearson Senior Vice President and Corporate Counsel Brookfield Residential Properties Inc. 4906 Richard Road S.W. Calgary, Alberta T3E 6L1 Canada (403) 231-8900	Mile T. Kurta Torys LLP 1114 Avenue of the Americas New York, NY 10036 (212) 880-6000

Approximate date of commencement of proposed sale of the securities to the public: N/A

Province of Alberta, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box):

A.	☒ upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B. ☐ at some future date (check the appropriate box below)

1.	☐ pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than seven calendar days after filing).

2.	☐ pursuant to Rule 467(b) on ( ) at ( ) (designate a time seven calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).

3.	☐ pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.	☐ after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form F-10 are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box:   ☒

EXPLANATORY NOTE – DEREGISTRATION OF SECURITIES

Brookfield Residential Properties Inc. (the “Registrant”) is filing this Post-Effective Amendment No. 2 to the Registration Statement on Form F-10 to deregister all of its common shares, preferred shares, warrants, subscription receipts and units that were previously registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form F-10 (Commission File No. 333-184559), as amended (the “Registration Statement”). The Registration Statement was initially filed with the Commission on October 23, 2012 and became effective on November 5, 2012.

Pursuant to the Registration Statement, an indeterminate number of the Registrant’s common shares, preferred shares, warrants, subscription receipts and units (the “Securities”) as shall have an aggregate initial offering price of US$500,000,000 were registered under the Securities Act, of which common shares for the aggregate offering price of US$122,073,845.04 were issued pursuant to the Registration Statement on November 20, 2012. In accordance with the above, the Registrant is hereby deregistering all of the Securities that were unsold as of the date of this Post-Effective Amendment No. 2.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of New York, State of New York, on March 17, 2015.

BROOKFIELD RESIDENTIAL PROPERTIES INC.

By:	/s/ Craig J. Laurie
Name: Craig J. Laurie
Title: Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities indicated and on the dates indicated.

Principal Executive Officer:

By:	/s/ Alan Norris
Name: Alan Norris Title: Chief Executive Officer Date: March 17, 2015

Principal Financial and Accounting Officer:

By:	/s/ Craig J. Laurie
Name: Craig J. Laurie Title: Chief Financial Officer Date: March 17, 2015

Directors:

By:	/s/ Alan Norris
Name: Alan Norris Date: March 17, 2015

By:	/s/ Cyrus Madon
Name: Cyrus Madon Date: March 17, 2015

By:	/s/ Gordon Arnell
Name: Gordon Arnell Date: March 17, 2015

By:	/s/ Robert Stelzl
Name: Robert Stelzl Date: March 17, 2015

Authorized Representative in the United States:

/s/ Craig J. Laurie
Name: Craig J. Laurie Title: Executive Vice President and Chief Financial Officer Date: March 17, 2015